UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2003

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19801 SW 72nd Avenue, Suite 250, Tualatin, Oregon		97062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 885-9699

Item 5. Other Events and Regulation FD Disclosure.

On August 25, 2003, Digimarc Corporation (“Digimarc”) completed the sale of 1,785,996 shares of its common stock and warrants to purchase up to an additional 267,899 shares of common stock pursuant to a purchase agreement by and between Digimarc and each of the purchasers whose names are set forth on the signature pages thereof.  The sale was made by Digimarc to certain institutional and accredited investors, including Goldman, Sachs & Co., in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 506 of Regulation D thereunder.  SG Cowen Securities Corporation acted as the placement agent for the transaction.  The transaction involved the sale of units consisting of one share of common stock and a warrant to purchase 0.15 of a share of common stock at a purchase price of $14.00 for each unit.  The exercise price for the warrants is $14.00 per share and the warrants may be exercised until 15 days after the effectiveness of Digimarc’s resale registration statement for the common stock sold in the placement.

The aggregate offering price of the units was approximately $25.0 million and net proceeds to Digimarc, excluding the proceeds of any exercise of the warrants, was approximately $23.5 million.  Digimarc intends to use the proceeds to fund future acquisitions and other market development activities, and for general corporate purposes.

As part of this private placement transaction, Digimarc agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) within 30 days of the closing date of the transaction a registration statement for the resale of the common stock acquired by these investors as well as any shares of common stock issuable pursuant to the exercise of their warrants. Digimarc also agreed to use its commercially reasonable efforts to cause the SEC to declare the registration statement effective within ninety (90) calendar days after the closing date of the transaction; provided, however, that, if the registration statement receives SEC review, then Digimarc would have one hundred twenty (120) calendar days after the closing date of the transaction to cause the SEC to declare the registration statement effective.  Digimarc’s failure to file such registration statement with the SEC or have it declared effective, in each case within the allotted time periods set forth above, shall subject Digimarc to a penalty payment per month until filed or effective, as applicable, equal to 1.5% of the aggregate proceeds paid by the investors to Digimarc, not to exceed 12% of the aggregate purchase price paid by the investors in the transaction.  Digimarc shall use its reasonable commercial efforts to keep the registration statement effective until the earliest of (i) two years after the expiration of the warrants received by the investors, (ii) such time as the shares of common stock included in the registration statement have become eligible for resale by non-affiliates pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or (iii) such time as all shares of common stock purchased by the investors in the private placement transaction and included in the registration statement have been sold to the public.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the purchase agreement, a copy of which is attached hereto as Exhibit 10.1, and the form of warrant, a copy of which is attached hereto as Exhibit 4.1, both of which are incorporated herein by reference.

On August 26, 2003, Digimarc issued a press release announcing the new financing described above. The full text of the press release issued in connection with this announcement is incorporated herein by reference and attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)                  Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Purchase Agreement by and between Digimarc Corporation and each of the purchasers whose names are set forth on the signature pages thereof
99.1	Press Release issued by Digimarc Corporation dated August 26, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIMARC CORPORATION

Dated: August 26, 2003	By:	/s/ E.K. Ranjit
E.K. Ranjit, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant
10.1	Purchase Agreement by and between Digimarc Corporation and each of the purchasers whose names are set forth on the signature pages thereof
99.1	Press Release issued by Digimarc Corporation dated August 26, 2003